Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel, Senior Vice
P.O. Box 626	President and Chief Financial Officer
Bassett, VA 24055	(276) 629-6614 - Investors

Jay S. Moore, Director of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release

Bassett Announces Special Dividend

(Bassett, Va.) – November 10, 2015– Bassett Furniture Industries, Inc. (Nasdaq: BSET) announced today that its Board of Directors declared a $0.20 per share special dividend payable on December 18, 2015 to shareholders of record on December 4, 2015.

“We are pleased to announce this special dividend”, said Robert H. Spilman, Jr., President and Chief Executive Officer. “Including this year’s acquisition of Zenith Freight Lines, LLC, we have grown consolidated sales by 28% through the first three quarters of 2015. Additionally, we have doubled our operating profit thanks in large part to bringing our corporate retail division to profitability, fueled by a 16% year-to-date comparable store sales increase.”

“While we celebrate these accomplishments, we will continue to closely monitor the pace of our business so that we can continue our trend of improved operating results”, continued Spilman. “In addition, a strong balance sheet is fundamental to our strategy and we will use it to fund profitable growth. We believe improving operating results while maintaining a sound balance sheet is the best way to increase shareholder value. Management and our Board of Directors continually review the Company’s capital allocation strategy and, when deemed appropriate, will consider a return of capital to shareholders. It is in this context that today’s special dividend has been declared.”

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With 93 company- and licensee-owned stores, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth opportunity for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 1,000 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. Bassett is also growing its traditional wholesale business with more than 600 accounts on the open market, across the United States and internationally. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the third fiscal quarter of 2015, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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